As filed with the Securities and Exchange Commission on June 19, 2012

Registration No. 333-181808

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

World Energy Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3474959
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

446 Main Street Worcester, Massachusetts	01608
(Address of Principal Executive Offices)	(Zip Code)

World Energy Solutions, Inc. 2006 Stock Incentive Plan

(Full Title of the Plan)

Copy to:

James Parslow

Chief Financial Officer

446 Main Street

Worcester, Massachusetts 01608

(Name and Address of Agent For Service)

(508) 459-8100

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

Explanatory Note:

World Energy Solutions, Inc. hereby amends its registration statement on Form S-8 (Registration No. 333-181808) originally filed on May 31, 2012 (the “Original Registration Statement”) by filing this Post-Effective Amendment No. 1. The purpose of this Post –Effective Amendment No. 1 is to correct the title of the executive officer who signed the Original Registration Statement and to restate the information provided earlier as Part II of the Original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

This Post-Effective Amendment No. 1 to the Original Registration Statement covers 800,000 shares of our common stock, $.0001 par value per share, registered under the Original Registration Statement, and issuable pursuant to the World Energy Solutions, Inc. 2006 Stock Incentive Plan (as amended). These shares are in addition to the 873,816 (as adjusted on March 27, 2009 due to a one for ten reverse stock split) shares of common stock registered pursuant to the registration statement on Form S-8, File No. 333-140014, which we filed with the Securities and Exchange Commission on January 16, 2007 and Form S-8, File No. 333-151641, which we filed with the SEC on June 13, 2008 (the “Earlier Registration Statements”).

In accordance with General Instruction E of Form S-8, the contents of the Earlier Registration Statements are hereby incorporated by reference.

Item 5. Interests of Named Experts and Counsel.

Mirick, O’Connell, DeMallie & Lougee, LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Worcester, Massachusetts, on this 19th day of June, 2012.

WORLD ENERGY SOLUTIONS, INC.

By:	/s/ James Parslow
James Parslow
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Adams Philip Adams	President, Chief Executive Officer and Director (Principal executive officer)	June 19, 2012

/s/ James Parslow James Parslow	Chief Financial Officer (Principal financial and accounting officer)	June 19, 2012

/s/ * Patrick Bischoff	Director	June 19, 2012

/s/ * Edward Libbey	Director	June 19, 2012

/s/ * John Wellard	Director	June 19, 2012

/s/ * Thad Wolfe	Director	June 19, 2012

*By:	/s/ James Parslow
James Parslow
Attorney-In-Fact

INDEX TO EXHIBITS

Number	Description

5*	Opinion of Mirick, O’Connell, DeMallie & Lougee, LLP, counsel to the Registrant (incorporated by reference from Exhibit 5 of the Original Registration Statement on Form S-8 (File No. 333-181808))

23.1*	Consent of Mirick, O’Connell, DeMallie & Lougee, LLP (included in Exhibit 5) (incorporated by reference from the Exhibit 23.1 of the Original Registration Statement on Form S-8 (File No. 333-181808))

24.1 *	Power of Attorney (incorporated by reference from the signature page of the Original Registration Statement on Form S-8 (File No. 333-181808))

*	Previously filed.